                                                                     EXHIBIT 4.2


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.



                          NET2000 COMMUNICATIONS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                                              Number of Shares:

Date of Issuance: April 12, 2001


        Net2000 Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that, for .01 United States Dollars ($0.01) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. New York City Time on the Expiration Date (as defined herein) ________________ __________________)
________ fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share equal to the Warrant Exercise Price (as defined in Section 1(b) below).

        Section 1. Definitions.

                (a) Securities Purchase Agreement. This Warrant is one of the Warrants (the "Preferred Share Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of March 27, 2001, among the Company and the Persons referred to therein (the "Securities Purchase Agreement").

                (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                        (i) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                        (ii) "Certificate of Designations" means the Certificate of Designations for the Company's Series D Convertible Pay In Kind Preferred Stock.

                        (iii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. New York City Time as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Share Warrants representing at least fifty-five percent (55%) of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons). If the Company and the holders of the Preferred Share Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) of this Warrant with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                        (iv) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Share Warrants representing at least fifty-five percent (55%) of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons). If the Company and the holders of Preferred Share Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
Section 2(a) below with the term "Closing Sale Price" being substituted for the term "Market Price". All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                        (v) "Common Stock" means (i) the Company's common stock, par value $.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                        (vi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                        (vii) "Expiration Date" means the date five (5) years from the date of this Warrant or, if such date does not fall on a Business Day or on a day on which trading takes place on the principal exchange or automated quotation system on which the Common Stock is traded, then the next date Business Day.

                        (viii) "Market Price" means, with respect to any security for any date of determination, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security on each of the ten (10) trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during the pricing period.

                        (ix) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                        (x) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                        (xi) "Preferred Shares" means the shares of the Company's Series D Convertible Pay In Kind Preferred Stock issued pursuant to the Securities Purchase Agreement and the shares of the Company's Series D Convertible Pay In Kind Preferred Stock issued as Dividend Shares pursuant to the Certificate of Designations.

                        (xii) "Principal Market" means the Nasdaq National Market or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

                        (xiii) "Registration Rights Agreement" means that registration rights agreement dated April 12, 2001 by and among the Company and the Persons referred to therein.

                        (xiv) "Securities Act" means the Securities Act of 1933, as amended.

                        (xv) "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

                        (xvi) "Warrant Exercise Price" shall be equal to $10.00, subject to adjustment as hereinafter provided.

                        (xvii) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Share Warrants representing at least fifty-five percent (55%) of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons). If the Company and the holders of the Preferred Share Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) below with the term "Weighted Average Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

        Section 2. Exercise of Warrant.

                (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M., New York City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") by wire transfer of immediately available funds (or by check if the Company has not provided the holder of this Warrant with wire transfer instructions for such payment) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second
(2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), (A) provided the transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the holder is eligible to receive shares through DTC, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) issue and deliver to the address as specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Market Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one
(1) Business Day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Market Price or arithmetic calculation of the number of Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Market Price to an independent, reputable investment banking firm reasonably acceptable to the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

                (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

                (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

                (d) If the Company shall fail for any reason or for no reason to issue to the holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to
Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, deposit into an escrow account for the benefit of such holder an amount for each day after the Warrant Share Delivery Date such exercise is not timely effected and/or each day after the Warrant Delivery Date such Warrant is not delivered, as the case may be, an amount equal to 0.5% of the product of (i) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a new Warrant to the holder on or prior to the Warrant Delivery Date, the number of shares of Common Stock issuable upon exercise of such Warrant and
(ii) the Closing Bid Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, or the Warrant Delivery Date, in the case of a failure to deliver a new Warrant (the price described in this clause (ii), hereinafter referred to as the "Demand Price"). At such time as the Company issues and delivers a certificate to such holder or credit's such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's exercise of its Warrant or issues and delivers a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b), as applicable (the "Actual Delivery Date"), such holder shall be entitled to receive from the escrow account an amount equal to the following formula:

               [(1)(2)] - [(x)(y)]

Where:

(1) is the sum of the number of shares of Common Stock issued to the holder on the Actual Delivery Date or the number of shares of Common Stock issuable upon exercise of the new Warrant, as applicable,

(2) is the Demand Price,

(x) is the sum of the number of shares of Common Stock issued to the holder on the Actual Delivery Date or the number of shares of Common Stock issuable upon exercise of the new Warrant, as applicable, and

(y) is the Closing Bid Price of the Common Stock on the Actual Delivery Date.


If the Company fails to issue the Common Shares a holder is entitled to upon exercise of a Warrant or fails to issue a new Warrant (pursuant to Section 2(b)), the proceeds deposited into such escrow account shall be available to compensate such holder for its damages arising from such failure. The foregoing notwithstanding, the damages set forth in this Section 2(d) shall be stayed with respect to the number of shares of Common Stock and, if applicable, the Warrant for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in,
Section 2(a), pending the resolution of such dispute. Notwithstanding anything to the contrary contained in this Section 2(d), the Company shall not be required to pay additional damages pursuant to this Section 2(d) if the event giving rise to such obligation (x) arises through no fault of the Company's due to circumstances outside of the Company's control, provided that the Company has used reasonable best efforts to oversee its agents and to cause such circumstance not to occur. In addition, under no circumstances shall the Company be required to pay additional damages pursuant to this Section 2(d) solely for the Company's failure to obtain the Stockholders' approval of the terms of this Warrant Certificate in accordance with the rules of the Principal Market.

                (e) The holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

        Net Number = (A x B) - (A x C)
                     -----------------
                             B

               For purposes of the foregoing formula:

                      A= the total number of shares with respect to which this Warrant is then being exercised.

                      B= the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

                      C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                (f) Notwithstanding the provisons of this Section 2, no shares of Common Stock will be issued upon exercise of this Warrant, if as a result of such exercise, the holder of such shares of Common Stock together with its affiliates would hold more than 19.99% of the outstanding Common Stock of the Company; provided however that the provisions of this Section 2(f) will immediately terminate upon approval of the terms of this Warrant by the stockholders of the Company in accordance with the rules of the Principal Market.

        Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

                (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

                (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                (g) The Company hereby agrees that the initial aggregate number of shares Common Stock issuable upon exercise in full of the Preferred Share Warrants, issued on the date of the original issuance of the Preferred Shares (the "Closing Date"), to the initial holders thereof was 1,755,267, which was intended to constitute 2.5% of the fully diluted equity of the Company on the Closing Date (including the Preferred Shares and excluding any options to purchase Common Stock at a price which is higher than $10.00 per share). If for any reason the shares of Common Stock purchasable upon the exercise of the Preferred Share Warrants issued on the Closing Date did not constitute 2.5% of the shares of Common Stock outstanding as of such time (and as so calculated), the Company shall forthwith reissue each Warrant then outstanding with appropriate adjustments in the Warrant Exercise Price and in the number of shares of Common Stock issuable upon exercise thereof (together with an officer's certificate setting forth in reasonable detail the computation of such adjustments), and all such adjustments shall be reasonably satisfactory to the holders thereof.

        Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

        Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, other than pursuant to a Cashless Exercise, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, representations concerning the Warrant Shares in substantially the form of the first sentence of this Section 6. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this

Warrant, other than pursuant to a Cashless Exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

        Section 7. Ownership and Transfer.

                (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                (b) This Warrant and the rights granted hereunder shall be assignable and transferable by the holder hereof without the consent of the Company.

                (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

        Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                (b) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

                (i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and

                (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

                (c)     Notices.

                        (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                        (ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                        (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

        Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

                (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (except an unsolicited tender offer to which the Company is not a party) is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance reasonably satisfactory to the holders of Preferred Share Warrants representing at least fifty-five percent (55%) of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons)) to deliver to each holder of Preferred Share Warrants who elects to receive such Replacement Security (as defined below) in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Preferred Share Warrants (the "Replacement Security") (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Preferred Share Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change and in the case of an Organic Change described in clauses (i) and (iii) above where the holder does not elect to receive Replacement Security, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Preferred Share Warrants representing at least at least fifty-five percent (55%) of the shares of Common

Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons)) to insure that each of the holders of the Preferred Share Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Share Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

        Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

        Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


        If to the Company:

               Net2000 Communications, Inc.
               2180 Fox Mill Road
               Herndon, Virginia 20171
               Telephone:
               Facsimile:    703-654-2049
               Attention:    General Counsel

        With a copy to:
               Piper Marbury Rudnick & Wolfe LLP
               Commerce Park III
               Suite 610
               1850 Centennial Park Drive
               Reston, VA 20191-1917
               Telephone:    703-391-7100
               Facsimile:    703-390-5299
               Attention:    Nancy Spangler


If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        Section 12. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees.

        Section 13. Intentionally Omitted.

        Section 14. Date. The date of this Warrant is March __, 2001 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

        Section 15. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Preferred Share Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Preferred Share Warrants representing at least at least fifty-five percent (55%) of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding (consisting of at least two unaffiliated persons); provided that no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Preferred Share Warrants without the written consent of the holder of such Preferred Share Warrant.

        Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by Clayton A. Thomas, Jr., its Chief Executive Officer, as of the 12 day of April, 2001.



                                            NET2000 COMMUNICATIONS, INC.



                                            By:
                                                 -------------------------------

                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------

                              EXHIBIT A TO WARRANT

                                 EXERCISE NOTICE

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                          Net2000 Communications, Inc.

                The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Net2000 Communications, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

                1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

               ____________  "Cash Exercise" with respect to _______________
                               Warrant Shares; and/or

               ____________  "Cashless Exercise" with respect to ___________
                               Warrant Shares (to the extent permitted by the terms of the Warrant).

                2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

                3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date:
      -----------------, ------

Name of Registered Holder                          Tax ID of Registered Holder

By:
   -----------------------------
    Name:
    Title:

                                 ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 2001 from the Company and acknowledged and agreed to by [TRANSFER AGENT].


                                            NET2000 COMMUNICATIONS, INC.


                                            By:
                                                --------------------------------

                                            Name:
                                                --------------------------------
                                            Title:
                                                 -------------------------------

                                  EXHIBIT B TO WARRANT

                                 FORM OF WARRANT POWER


        FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of Net2000 Communications, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.



Dated:           200_
       ---------,

                                            By:
                                              ----------------------------------
                                            Its:
                                               ---------------------------------